                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E


Contact: Thomas B. Sabol
         Senior Vice President
         Chief Financial Officer
         (256) 580-3500

                   WOLVERINE TUBE REPORTS SECOND QUARTER LOSS
                RECORD HIGH COPPER PRICES, SLOWER SEASONAL DEMAND
                       AND MONTREAL STRIKE IMPACT RESULTS

HUNTSVILLE, ALABAMA, (AUGUST 2, 2005) - Wolverine Tube, Inc. (NYSE:WLV) today reported results for the second quarter and six months ended July 3, 2005. The net loss for the second quarter of 2005 was $5.7 million or $0.38 per diluted share, versus income from continuing operations of $3.3 million, or $0.25 per diluted share in the second quarter of 2004. Net sales for the second quarter of 2005 were $196.3 million, an 8.3 percent decrease over the second quarter 2004 net sales of $214.1 million. The decrease in net sales is primarily attributable to the impact of record high copper prices on our wholesale segment, sharply reduced demand from certain of our HVAC customers, and the impact of the strike at the Company's Montreal facility. Total pounds of product shipped during the quarter were 74.0 million pounds, a decrease of 19.0 percent from last year's second quarter of 91.4 million pounds. COMEX copper prices averaged $1.53 per pound in the second quarter of 2005 as compared to $1.23 per pound in the comparable quarter of 2004. Gross profit for the second quarter of 2005 was $5.7 million as compared to gross profit of $21.6 million in the second quarter of 2004. Results for the first half of 2005 are outlined in the accompanying tables.

Commenting on the results, Dennis Horowitz, Chairman and Chief Executive Officer said, "The second quarter of 2005 was challenging and disappointing for Wolverine. Indeed, our pounds shipped during the quarter were the lowest we have experienced in a second quarter since at least 1993. The Company and its competitors continue to be impacted by the negative effects of record high copper prices. This is especially true in our wholesale products segment, as record high copper prices reduce demand and profitability, and in some cases cause customers to substitute alternative materials for copper, principally in residential construction. In our commercial products segment, unseasonably cool weather for most of the second quarter impacted demand from a number of our HVAC customers. In addition, lower demand for certain HVAC products made many of these customers cautious regarding the timing of changeovers to production of 13 SEER units."

Further, Mr. Horowitz added, "Although we have settled the strike by our unionized employees at our Montreal, Quebec facility, and while these employees began to ramp up production in June, the approximate net effect on operating income from the two-month strike was in excess of $3 million in the quarter. I applaud the efforts of our non-unionized employees at Montreal and our employees at other facilities that were able to offset a portion of the impact of the strike, especially in its first month."

Horowitz continued, "While the compound effect of record high copper prices, significantly reduced HVAC related product volumes and the Montreal strike resulted in unsatisfactory financial performance in the quarter, we have made progress in a number of business areas. Our new Monterrey, Mexico facility is now shipping a range of commercial products to our customers, demand for increasingly complex fabricated product assemblies and sub-assemblies continues to grow and we have seen further market penetration of our commercial products on an international basis. Importantly, we have reduced inventories and enhanced our liquidity position. However, due to the fixed cost nature of our business, the Company was unable to mitigate the impact of reduced volumes, high copper prices and the impact of the Montreal strike."

                              WOLVERINE TUBE, INC.

SECOND QUARTER RESULTS BY SEGMENT

Shipments of commercial products for the second quarter totaled 52.3 million pounds, a 16.1 percent decrease from 62.3 million pounds in the second quarter of 2004. Net sales of commercial products decreased 5.2 percent to $146.9 million, from $155.0 million in the second quarter 2004. Gross profit for commercial products decreased to $5.5 million from $16.1 million in the second quarter 2004.

Shipments of wholesale products totaled 19.4 million pounds, as compared to 22.9 million pounds in the second quarter of 2004, a decrease of 15.3 percent. Net sales were $38.4 million in the second quarter of 2005 and $43.1 million in the second quarter of 2004, a 10.9 percent decrease. Gross profit was a negative $0.2 million in the second quarter of 2005 as compared to $3.5 million in the second quarter of 2004.

Shipments of rod, bar and other totaled 2.3 million pounds, a 62.9 percent decrease from the second quarter of 2004 of 6.2 million pounds. The Montreal facility is the Company's only rod and bar facility. Net sales in the second quarter 2005 were $11.0 million, as compared to $15.9 million in the same period in 2004, a 30.8 percent decrease. Gross profit decreased to $0.4 million in the second quarter 2005 from $2.0 million in the second quarter 2004.

LIQUIDITY

Addressing liquidity, Tom Sabol, Senior Vice President and Chief Financial Officer stated, "Based on sequential improvement in working capital management primarily through reduced inventory levels, we believe our cash and liquidity positions continue to be stable and sufficient. The utilization of our receivables sale facility at the end of the second quarter was only $4.5 million as compared to the $12.0 million utilized as of April 28, 2005 when we entered into the facility. The Company also had no outstanding borrowings under its secured revolving credit facility at the end of the second quarter versus $7.5 million outstanding as of the end of our first quarter. The combined additional availability under these agreements currently totals in excess of $40 million." At the same time, Sabol continued, "Due to our weaker than anticipated operating results, we would not have satisfied one of our financial covenants at the end of the quarter on our existing financing facilities. Working with our commercial banks, we amended our agreements and the Company is currently in compliance with all financial covenants."

OUTLOOK

Commenting on the outlook for the Company Horowitz said, "As we look to the remainder of the year, we anticipate a seasonably adjusted strengthening of demand across most of our business segments for the second half of the year. Within our commercial products segment our technical tube business remains solid and we expect this to continue. For those components of this segment selling to certain HVAC customers, we expect the current warm weather to spur demand as should firming 13 SEER build schedules which inevitably must be in place by year end. Our wholesale products segment should rebound when copper prices fall. Many experts continue to predict that this will be the case by year end. Finally, with our Montreal facility ramping up, we expect a stronger second half of the year in our rod and bar segment."

SECOND QUARTER CONFERENCE CALL

The Company will hold a conference call this morning at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at http://www.wlv.com, in the Investor Relations section under the "Conference Calls" link. If you are unable to participate at this time, a replay will be available through August 30, 2005 on our website or by calling
(877) 919-4059 (U.S.) or (334) 323-7226 (International) (pass code: 83360006).
Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of income from continuing operations to earnings before interests, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at http://www.wlv.com in the Investor Relations section under the heading Press Releases.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows and other matters concerning the Company's business, operating results and financial condition. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows and other matters concerning the Company's business, operating results and financial condition, factors that could affect actual results include, without limitation, the effect of currency fluctuation; energy and raw material costs and our ability to effectively hedge these costs; fluctuation in the COMEX copper price; the levels of North American commercial construction activity; continuation of historical trends in customer inventory levels and expected demand for our products; unanticipated weather conditions and its effect on product demand; unanticipated cost or delays in the continued ramp-up of production and the return of business at our Montreal facility; outsourcing levels of OEMs; the effect of the 13 SEER regulations on product demand and the seasonality of our business; unanticipated costs or delays in the continued ramp-up of production and the ability to sustain cost efficiencies at our

Monterrey, Mexico facility; the level of customer demand in the Mexican market; competitive products and pricing; environmental contingencies; regulatory matters; changes in technology and our ability to maintain technologically competitive products; the mix of geographic and product revenues; pension and healthcare costs; the success of our product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration efforts, working capital management programs and capital spending initiatives and our ability to continue de-levering our balance sheet. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


                             -- TABLES TO FOLLOW --

WLV Reports Second Quarter Results
Page 5
August 2, 2005


                       WOLVERINE TUBE, INC. FINANCIAL DATA
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                  Three-month period ended    Six-month period ended
In thousands, except per share data                                7/3/2005      7/4/2004      7/3/2005      7/4/2004
                                                                  ----------    ----------    ----------    ----------
Pounds shipped                                                        73,982        91,352       157,741       184,704
                                                                  ==========    ==========    ==========    ==========

Net sales                                                         $  196,321    $  214,080    $  409,803    $  419,885
Cost of goods sold                                                   190,667       192,499       394,089       380,819
                                                                  ----------    ----------    ----------    ----------

Gross profit                                                           5,654        21,581        15,714        39,066

Selling, general and administrative expenses                           8,644        10,062        16,952        19,499

Restructuring charges                                                    136           294            54           865
                                                                  ----------    ----------    ----------    ----------
Operating income (loss) from continuing operations                    (3,126)       11,225        (1,292)       18,702

Interest expense, net                                                  5,244         5,760        10,566        10,830
Amortization and other, net                                              430         1,106           442         1,774
                                                                  ----------    ----------    ----------    ----------

Income (loss) from continuing operations before income taxes          (8,800)        4,359       (12,300)        6,098

Income tax provision (benefits)                                       (3,118)        1,059        (4,136)        1,430
                                                                  ----------    ----------    ----------    ----------

Income (loss) from continuing operations                              (5,682)        3,300        (8,164)        4,668


Earnings (loss) from discontinued operations, net of income tax           --          (252)           --          (252)
                                                                  ----------    ----------    ----------    ----------
Net income (loss)                                                 $   (5,682)   $    3,048    $   (8,164)   $    4,416
                                                                  ==========    ==========    ==========    ==========


Basic earnings per share:
Income (loss) from continuing operations                          $    (0.38)   $     0.26    $    (0.54)   $     0.37

Loss from discontinued operations                                         --         (0.02)           --         (0.02)
                                                                  ----------    ----------    ----------    ----------
Net income (loss)                                                 $    (0.38)   $     0.24    $    (0.54)   $     0.35

Diluted earnings per share:
Income (loss) from continuing operations                          $    (0.38)   $     0.25    $    (0.54)   $     0.37

Loss from discontinued operations                                         --    $    (0.02)           --    $    (0.02)
                                                                  ----------    ----------    ----------    ----------
Net income (loss)                                                 $    (0.38)   $     0.23    $    (0.54)   $     0.35
                                                                  ----------    ----------    ----------    ----------

Basic shares                                                          15,051        12,648        15,014        12,469
Diluted shares                                                        15,051        13,063        15,014        12,764
                                                                  ----------    ----------    ----------    ----------


                         SEGMENT INFORMATION (UNAUDITED)

                                                                  Three-month period ended     Six-month period ended
In thousands                                                      7/3/2005       7/4/2004      7/3/2005      7/4/2004
                                                                  ----------    ----------    ----------    ----------
Pounds:
Commercial                                                            52,267        62,302       107,722       123,372
Wholesale                                                             19,371        22,886        42,782        48,817
Rod, bar, and other                                                    2,344         6,164         7,237        12,515
                                                                  ----------    ----------    ----------    ----------
Total pounds                                                          73,982        91,352       157,741       184,704
                                                                  ==========    ==========    ==========    ==========

Net sales:

Commercial                                                        $  146,881    $  155,024    $  299,951    $  299,951
Wholesale                                                             38,446        43,109        84,027        88,683
Rod, bar, and other                                                   10,994        15,947        25,825        31,251
                                                                  ----------    ----------    ----------    ----------
Total net sales                                                   $  196,321    $  214,080    $  409,803    $  419,885
                                                                  ==========    ==========    ==========    ==========

Gross Profit:
Commercial                                                        $    5,472    $   16,081    $   15,091    $   30,998
Wholesale                                                               (178)        3,501          (302)        5,248
Rod, bar, and other                                                      360         1,999           925         2,820
                                                                  ----------    ----------    ----------    ----------
Total gross profit                                                $    5,654    $   21,581    $   15,714    $   39,066
                                                                  ==========    ==========    ==========    ==========

                                     -MORE-

WLV Reports Second Quarter Results
Page 6
August 2, 2005

                              WOLVERINE TUBE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)


In thousands                                       7/3/2005        7/4/2004        12/31/2004
                                                  ----------      ----------      ----------
Assets
Cash and cash equivalents                         $   13,988      $   42,649      $   35,017
Accounts receivable                                  100,159         117,300          93,964
Inventory                                            143,509         112,490         151,979
Other current assets                                  23,583          17,827          14,612
Property, plant and equipment, net                   190,557         193,108         194,966
Other assets                                          97,097          99,331          96,920
                                                  ----------      ----------      ----------
Total assets                                      $  568,893      $  582,705      $  587,458
                                                  ==========      ==========      ==========

Liabilities and Stockholders' Equity
Accounts payables and other accrued expenses      $   83,375      $   84,530      $   92,388
Short-term borrowings                                    948             529           1,219
Deferred income taxes                                     --           1,666              --
Pension liabilities                                   29,656          23,647          27,915
Long-term debt                                       235,728         249,670         237,022
Other liabilities                                     19,667          18,233          19,412
                                                  ----------      ----------      ----------

Total liabilities                                    369,374         378,275         377,956
                                                  ----------      ----------      ----------


Stockholders' equity                                 199,519         204,430         209,502
                                                  ----------      ----------      ----------

Total liabilities and stockholders' equity        $  568,893      $  582,705      $  587,458
                                                  ==========      ==========      ==========

This press release contains, and our conference call will include, references to earning's before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure. The following table provides a reconciliation of EBITDA to income from continuing operations. Management believes EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a year-over-year and quarter-over-quarter basis.



        RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (UNAUDITED)



                                                                  Three-month period ended      Six-month period ended
 In thousands                                                      7/3/2005       7/4/2004      7/3/2005       7/4/2004
                                                                  ----------     ----------    ----------     ----------
 Income(loss) from continuing operations                          $   (5,682)    $    3,300    $   (8,164)    $    4,668
 Depreciation and amortization                                         4,252          4,365         8,545          9,033
 Interest expense, net                                                 5,244          5,760        10,566         10,830
 Income tax provision/(benefit)                                       (3,118)         1,059        (4,136)         1,430
                                                                  ----------     ----------    ----------     ----------

Earnings before interest, taxes, depreciation and amortization    $      696     $   14,484    $    6,811     $   25,961
                                                                  ==========     ==========    ==========     ==========


                                      -END-